HUGY

Dating with a "twist" and connecting humans via video!



Invest $99.45 minimum investment

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Introducing

HUGY

HUGY makes “Real Life” type connections possible on your phone via a “No Text” “Video Only” Interface, just like when you meet someone at a bar or lounge or through your friends.

Present dating apps do not give the sense of the movements and mannerisms of a person when using traditional text / picture. Hugy is video meeting/ dating with a fun and more realistic approach.

People try to connect with one another on the go reading bio’s and looking at some photo enhanced pictures. HUGY via your phone, gives you the feeling of meeting someone at a bar or social event but without physically being there and yet protecting your privacy. You get to see the person’s mannerisms, body language and feel their “vibe” through their video profile. HUGY’s approach is about getting to meet people like we do in real life in a fun and safe manner!

Present dating apps and online services are strictly concentrating on meeting via a cut and dry approach. All you see is a still picture and communicate via some sort of texting. HUGY is about feeling the human element of the person behind the screen.This is where the initial chat feature of the app comes into play where each user gets to communicate with their match via short video snips that disappear after a 25 hour period. If they wish to chat further then they can video chat live.

The HUGY App aims to bring out the essence of meeting someone with a match by giving the users the ability to video chat back and forth. As a result, promoting the feeling of meeting for the first time in a social setting and letting the user’s conversation flow in a natural way.


TO PLAY
First create Profile Video
Create a 11 second Video Snip
By continuing, you agree to our Terms of Service


LIKE or PASS
People's Video Snips
YOUR DATA IS NEVER SHARED
By continuing, you agree to our Terms of Service

HUGY has proprietary algorithms in place for the existing working product.

Currently, the company is also developing an enhanced Augmented Reality / Live Streaming versions of the product


Start


If someone you like
happens to like you back..
It's a Match!
You and Jessica like each other.
SEND A SNIP
KEEP PLAYING
YOUR DATA IS NEVER SHARED
By continuing, you agree to our Terms of Service

Opportunity

Why is this an opportunity not to be missed?

Because VIDEO is a means to connect people like it happens in real life and it is a business opportunity that has NOT been tapped into.

Why is now the right time to seize this opportunity?

We are living in a time where the bandwidth infrastructure supports the usability of the product via your phone and enables you to watch Video / Augmented Realities / Live Streams seamlessly - giving the user a lifelike experience via their phone.

What larger societal trends suggest this opportunity is well-timed?

The fact that online dating has grown from a $2B to a $5B industry from 2013 to 2017 and the fact that the stigma of online dating is long gone where more and more people aged 18 - 40 are dating people they meet online and so far only using picture / text based dating apps suggests that the era of the VIDEO enabled dating app opportunity is well timed and is a strategically smart investment decision.

What makes you different than your competition?

No texting. "VIDEO" based Matches with Augmented Reality and Live Streaming being currently developed into the platform. User's can also doodle on their screen while chatting with their match. HUGY's approach is to bring a more fun and dynamic way of dating or socializing and meeting someone without physically meeting them for the first time which saves a lot of time and effort for both parties concerned if they do not feel the "vibe" of the other person being able to view their body language, how they dress, their appearance, mannerisms etc. The ability to break the ice even before meeting their match makes for a deeper connection upon physically meeting for the first time which is only found when one uses HUGY!


It's a Match!

Plan

How do you plan to find (or know you've found) a fit between your product and market?

Product Market Fit is more of a moving target and the dating market has gone from $2.5B to almost $5B in the last 4 years with Picture / text based products. VIDEO based dating apps are a natural move since companies like snapchat and instagram have already done the leg work to condition users to get used to video and thus video dating is a natural extension of this.

How are you measuring progress?

Their progress was measured when they got almost 1000 downloads in a day-and-a-half by utilizing self funded marketing dollars. HUGY is also currently tracking app activity via “Fabric” which gives them a bird’s eye view of all important KPI’s and Metrics.

What sort of unique insight do you have into the problem?

The fact that HUGY brings a unique sense of “KNOWING” the person even before physically meeting tells you that this is a “Curiosity Bias” that makes the users go back for more interaction with their potential matches also known as the “Sticky Element” which is used by Facebook, Instagram, SnapChat, Twitter and a slew of other social media SaaS companies.

How do you plan to beat the competition in the short-term? In the long-term?

Acquiring eyeballs via employing a strategic twofold marketing plan and expanding into domestic and International regions thus consuming more market share and establishing HUGY as setting the standards when it comes to the interactive social dating industry .

Have you had any great press?

HUGY has been featured on www.greatapps.com where HUGY still enjoys a top 4 position amongst all other apps presented. HUGY also has the opportunity to be featured in on “Newswatch TV” a tech show on AMC which reaches 95 million houses in over 200 markets which has viewership on DirectTV who have over 200 MM subscribers.

Business Model

HUGY's business model will involve income from two revenue streams, video advertising and a subscription service offering premium features

Video Advertising

- $0.99 per click to view Ad Video
- Ads in augmented reality space - flat fee $25k/month (planned)

Premium Features (planned)

- $0.33/month or $0.99/ every 3 months
- Live Streaming
- Augmented Reality

Team



Franz Almeida Founder & CEO

Formerly from the airbus aerospace industry working both in flight operations as a pilot, aviation consultant and company operations setup directly involved in projects ranging from $100MM - $250MM. Franz oversaw and was directly involved in from the ground up the start of two major airline operations in Asia. Franz eventually turned his expertise and company setup know-how to the angel investing tech world while also being a successful trader and real estate investor. Franz currently is expanding his knowledge at Harvard Business School and still has an active Airline Transport Pilot's license which he keeps current and now flies for leisure and is also an active angel investor. Franz came up with the idea for HUGY in January of 2016 and brought the idea to the app store within 6 months.



Joe Pacheco Co-founder & CFO

Joe joined the team as Co-founder and CFO in November 2016 and brings years of financial knowledge and experience to the company. Formerly a fortune 500 corporate finance banker, Joe was trained in the art of negotiation, strategic business development and oversaw various business deals ranging from mergers and acquisitions to businesses with revenues in the $30MM - $500MM range during the course of his career. Joe is an avid financial controller with an eye for numbers and is also an active angel investor.

Be a part of HUGY

This is an offering of Common Stock, under registration exemption 4(a)(6), in HUGY INC.. This offering must raise at least $10,000 by October 16, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. HUGY may issue additional securities to raise up to $250,000, the offering's *maximum*.

$0 raised

$10,000 target $250,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,213,675 shares × $1.17 per share
= $4,930,000 implied valuation

Pitch Deck


HUGY
March 2017
Franz Almeida
Founder & CEO
Dating With A Twist
It's a Match!

Visionary Dating App



- HUGY combines internet's *reach* with *naturalness* of *in-person* encounters
- Like at 1st *sight*, NOT 1st profile read!
- In real life, *looks*, *mannerisms*, *intonations* come 1st – onion peeling happens *later*



- HUGY offers *an Augmented Reality gamification social dating experience** like when in (bars, parties)…
- …only there are a whole lot more 1st encounters!

The ONLY dating platform with NO TEXT JUST VIDEO – Always!!!

The HUGY Experience

- Join, via Facebook or not
- Post 1-11 second video profile snips
- Browse profile video snips in (AUGMENTED REALITY)* on your phone
- View Profile Video & Swipe right to LIKE, left to PASS
- Get notified of matches
- Speak via personal 1-11 sec. snips (which disappear after 25 hrs.)
- (LIVE Stream)* 1-1 with your match .


TO PLAY
First create Profile Video
LIKE or PASS
People's Video Snips
YOUR DATA IS NEVER SHARED

The HUGY Advantage


It's a Match!

PROTECT YOUR INFORMATION :

- *Your Full Name/ Age /Contact info is not disclosed or shared.*
-
- You have a normal conversation with your match via video snips that disappear after 25 hours and or LIVE stream* 1-1

The Technology outline :

- Video Profiles appear in (AUGMENTED REALITY)* > Market 1st

User selects a profile in the AR (sticky element) and views the other users video.If matched users communicate via 1 - 11 sec Video Snips that disappear after 25 hours .> Market 1st

1 ON 1 (LIVE Streaming) as an optional feature > Market 1st*

Positioning


tinder
POF
coffee meets bagel
match.com
okcupid
zoosk
sparknetworks
RICHNESS OF INFORMATION

eHarmony

REQUIRED EFFORT

Revenue Model

Freemium Offering

Video Advertising

- Ads in (AR)* space flat fee $25k/ month
- $0.99 per click to view Ad Video

Premium Features

- $0.33/month or $0.99/ every 3 months
- (LIVE Streaming)* / (Augmented Reality)*

Market Landscape

Mobile dating apps address current prevailing trends:

- *Rising youth participation*
- *Dating "gamification"*
- *Need for bigger pool*
- *Need for instant gratification*

Share of Americans Aged 18-24 Mobile Dating in 2015
Pew Research


22%

U.S Mobile Dating Services Revenue, 2016
IBISWorld

$645 million

User Bases of Select Leading Platforms


eHarmony
Match.com
Zoosk
OkCupid
Chemistry
Tinder
-
10
20
30
40
50
60
Millions of users

Marketing

- Social influencers with 40M+audiences
- Weave stories on Facebook, Twitter, Snapchat
- Sponsorships of high-profile events, dating shows, etc.
- Public relations campaigns



Timeline


Idea conception
Initial founder's seed ($100k)
1Q'16
2Q'16
Platform design & development
Product soft launch, iOS, 155 countries
3Q'16
4Q'16
Expansion
Initial marketing initiatives
Full launch, all platforms
Full marketing initiatives
2017
2018
Ongoing international expansion

9

Our Team



Capt.Franz Almeida
- Founder & CEO from Jan 16
- Angel Investor
- Jet Pilot
- FX Trader
- Entrepreneur
- @Harvard

Mr.Joe Pacheco
Co-Founder & CFO from Dec 16
- Partner at Pacheco & Assoc.
- Fortune 500 Corporate Finance Banker
- Angel Investor

Mr.Manan Vasavada
App Development Team Lead

Interim CTO

Mr.Endri Tolka
Advisor
- Co-Founder, COO, CFO, YouVisit

Mr.Blake Ian
Advisor
- CEO, Tawkers

10

Terms :

- Current round open at 2.5MM
- Uses of proceeds include
  - Ongoing Platform development
  - Heavy APP Marketing Push / SEO / Influencers .
  - General working capital needs
- Cash flow positive anticipated in Year 3
- NOTE : * Items currently in DEVELOPMENT PHASE

11


Q & A
Dating
With A
Twist

Download

Financials

The primary uses of funding are for working capital and employee compensation. Working capital amounts will go toward marketing , product branding and further platform development in terms of product and performance .

These financial statements have been reviewed by an independent Certified Public Accountant.

Consolidated Financial Statements

Summary

HUGY is not only looking at video but is currently developing Augmented Reality Dating / Live Streaming to bring to the social dating industry via the app!

Learn more about HUGY at https://www.hugy.nyc/.

HUGY's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

Ask HUGY a question

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.